Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--April 18, 2024
FIRST QUARTER 2024 FINANCIAL RESULTS

Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio	Book value per common share
$177.4 million	$1.60	$247.0 million	3.60%	65.2%	$53.33
$190.9 million[1], excluding notable items	$1.72[1], excluding notable items			54.4%[1], adjusted for deposit costs and notable items	$47.30[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance delivered strong first quarter results with continued robust business and deposit momentum that allowed us to largely complete our balance sheet repositioning efforts, while maintaining stable asset quality,” said Kenneth A. Vecchione, President and Chief Executive Officer. “Quarterly deposit growth of $6.9 billion enhanced our liquidity profile, drove the loan-to-deposit ratio down to 81.5%, and allowed us to repay $1.0 billion of borrowings. In total, excluding a $17.6 million increase to the FDIC special assessment and related tax impact, we achieved net income of $190.9 million[1] and earnings per share of $1.72[1], which resulted in a return on tangible common equity of 14.5%[1]. Tangible book value per share[1] climbed 13.8% year-over-year to $47.30 with a CET 1 ratio of 11.0%."

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $177.4 million and earnings per share of $1.60, up 19.9% and 20.3%, from $147.9 million and $1.33, respectively
▪Net revenue of $728.8 million, an increase of 6.8%, or $46.6 million, compared to an increase in non-interest expenses of 4.3%, or $19.9 million
▪Pre-provision net revenue1 of $247.0 million, up $26.7 million from $220.3 million
▪Effective tax rate of 23.5%, compared to 29.9%
▪Net income of $177.4 million and earnings per share of $1.60, up 24.8% and 25.0%, from $142.2 million and $1.28, respectively
▪Net revenue of $728.8 million, an increase of 32.1%, or $176.9 million, compared to an increase in non-interest expenses of 38.5%, or $133.9 million
▪Pre-provision net revenue1 of $247.0 million, up $43.0 million from $204.0 million
▪Effective tax rate of 23.5%, compared to 23.0%

FINANCIAL POSITION RESULTS:
▪HFI loans of $50.7 billion, up $403 million, or 0.8%.
▪Total deposits of $62.2 billion, up $6.9 billion, or 12.5%
▪HFI loan-to-deposit ratio of 81.5%, down from 90.9%
▪Stockholders' equity of $6.2 billion, up $94 million
▪Increase in HFI loans of $4.3 billion, or 9.2%
▪Increase in total deposits of $14.6 billion, or 30.8%
▪HFI loan-to-deposit ratio of 81.5%, down from 97.6%
▪Increase in stockholders' equity of $651 million

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.53%, compared to 0.40%
▪Annualized net loan charge-offs to average loans outstanding of 0.08%, compared to 0.07%
▪Nonperforming assets to total assets of 0.53%, compared to 0.17%
▪Annualized net loan charge-offs to average loans outstanding of 0.08%, compared to 0.05%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.60%, compared to 3.65%
▪Return on average assets and on tangible common equity1 of 0.98% and 13.4%, compared to 0.84% and 11.9%, respectively
▪Tangible common equity ratio1 of 6.8%, compared to 7.3%
▪CET 1 ratio of 11.0%, compared to 10.8%
▪Tangible book value per share1, net of tax, of $47.30, an increase of 1.2% from $46.72
▪Adjusted efficiency ratio1 of 54.4%, compared to 59.1%
▪Net interest margin of 3.60%, compared to 3.79%
▪Return on average assets and on tangible common equity1 of 0.98% and 13.4%, compared to 0.81% and 12.2%, respectively
▪Tangible common equity ratio1 of 6.8%, compared to 6.5%
▪CET 1 ratio of 11.0%, compared to 9.4%
▪Tangible book value per share1, net of tax, of $47.30, an increase of 13.8% from $41.56
▪Adjusted efficiency ratio1 of 54.4%, compared to 55.1%

1     See reconciliation of Non-GAAP Financial Measures starting on page 18.

Income Statement
Net interest income totaled $598.9 million in the first quarter 2024, an increase of $7.2 million, or 1.2%, from $591.7 million in the fourth quarter 2023, and a decrease of $11.0 million, or 1.8%, compared to the first quarter 2023. The increase in net interest income from the fourth quarter 2023 is due to a decrease in average short-term borrowings combined with an increase in average HFS loan and securities balances, partially offset by an increase in deposit balances and rates. The decrease in net interest income from the first quarter 2023 was driven by an increase in both the balances and rates of deposits, partially offset by higher yields on HFI loans and a higher average securities balance.
The Company recorded a provision for credit losses of $15.2 million in the first quarter 2024, an increase of $5.9 million from $9.3 million in the fourth quarter 2023, and a decrease of $4.2 million from $19.4 million in the first quarter 2023. The provision for credit losses during the first quarter 2024 is primarily reflective of loan growth, net-charge offs of $9.8 million and a stable economic outlook.
The Company’s net interest margin in the first quarter 2024 was 3.60%, a decrease from 3.65% in the fourth quarter 2023, and a decrease from 3.79% in the first quarter 2023. Lower yields on average earning assets drove a decrease in net interest margin from the fourth quarter 2023. The decrease in net interest margin from the first quarter 2023 was driven by higher average balances and rates on deposits, partially offset by higher yields on HFI loan balances and a higher average securities balance.
Non-interest income was $129.9 million for the first quarter 2024, compared to $90.5 million for the fourth quarter 2023, and $(58.0) million for the first quarter 2023. The $39.4 million increase in non-interest income from the fourth quarter 2023 was primarily due to an increase of $37.3 million in net loan servicing revenue due to higher servicing income and fair value changes combined with lower losses on sales of investment securities of $13.9 million. These changes were partially offset by a $12.8 million decrease in service charges and fees and a $2.5 million decrease in net gain on loan origination and sale activities from lower spreads. The $187.9 million increase in non-interest income from the first quarter 2023 was primarily driven by fair value loss adjustments in the first quarter 2023 due to the Company's balance sheet repositioning efforts that did not reoccur, paired with higher income from equity investments and net gain on loan origination and sale activities.

Net revenue totaled $728.8 million for the first quarter 2024, an increase of $46.6 million or 6.8%, compared to $682.2 million for the fourth quarter 2023, and an increase of $176.9 million or 32.1%, compared to $551.9 million for the first quarter 2023.
Non-interest expense was $481.8 million for the first quarter 2024, compared to $461.9 million for the fourth quarter 2023, and $347.9 million for the first quarter 2023. The Company’s efficiency ratio, adjusted for deposit costs1 was 57.3% (or 54.4% further adjusted for notable items1) for the first quarter 2024, compared to 59.1% in the fourth quarter 2023, and 55.1% for the first quarter 2023. The increase in non-interest expense from the fourth quarter 2023 is due primarily to a $39.3 million gain on debt extinguishment related to the early payoff of the AmeriHome senior notes in the fourth quarter 2023 that did not reoccur, combined with increased salaries and benefits of $20.3 million due to seasonal compensation costs, partially offset by a decrease in insurance cost of $49.7 million due to the higher FDIC special assessment recognized in the fourth quarter 2023. The increase in non-interest expense from the first quarter 2023 is primarily attributable to an increase in deposit and insurance costs.
Income tax expense was $54.4 million for the first quarter 2024, compared to $63.1 million for the fourth quarter 2023, and $42.4 million for the first quarter 2023. The decrease in income tax expense from the fourth quarter 2023 is primarily related to the timing of benefits from Low Income Housing Tax Credit investments.
Net income was $177.4 million for the first quarter 2024, an increase of $29.5 million from $147.9 million for the fourth quarter 2023, and an increase of $35.2 million from $142.2 million for the first quarter 2023. Earnings per share totaled $1.60 for the first quarter 2024, compared to $1.33 for the fourth quarter 2023, and $1.28 for the first quarter 2023.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the first quarter 2024, the Company’s PPNR1 was $247.0 million, up $26.7 million from $220.3 million in the fourth quarter 2023, and up $43.0 million from $204.0 million in the first quarter 2023.
The Company had 3,312 full-time equivalent employees and 56 offices at March 31, 2024, compared to 3,260 full-time equivalent employees and 57 offices at December 31, 2023, and 3,340 full-time equivalent employees and 57 offices at March 31, 2023.

1    See reconciliation of Non-GAAP Financial Measures starting on page 18.

Balance Sheet
HFI loans, net of deferred fees totaled $50.7 billion at March 31, 2024, compared to $50.3 billion at December 31, 2023, and $46.4 billion at March 31, 2023. The increase in HFI loans of $403 million from the prior quarter was primarily driven by an increase of $646 million in commercial and industrial loans, partially offset by decreases of $154 million and $108 million in residential real estate and construction and land development loans, respectively. The increase in HFI loans of $4.3 billion from March 31, 2023 was primarily driven by a $4.2 billion and $374 million increase in commercial and industrial and construction and land development loans, respectively. This increase was partially offset by a $400 million decrease in residential real estate loans. HFS loans totaled $1.8 billion at March 31, 2024, compared to $1.4 billion at December 31, 2023, and $7.0 billion at March 31, 2023. The balance of HFS loans at March 31, 2024 and December 31, 2023 primarily consisted of AmeriHome HFS loans. The increase of $439 million in HFS loans from the prior quarter is primarily related to an increase in agency conforming loans. The decrease of $5.2 billion in HFS loans from March 31, 2023 primarily related to the sale and disposition of loans during 2023 related to the Company's balance sheet repositioning strategy.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. At March 31, 2024, the allowance for loan losses to funded HFI loans ratio was 0.67%, flat from December 31, 2023, and 0.66% at March 31, 2023. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.74% at March 31, 2024, compared to 0.73% at December 31, 2023, and 0.75% at March 31, 2023. The Company is a party to credit linked note transactions which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $9.0 billion, $9.1 billion, and $9.8 billion as of March 31, 2024, December 31, 2023, and March 31, 2023, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance related to these pools of loans of $14.2 million as of March 31, 2024, $14.7 million as of December 31, 2023, and $20.8 million as of March 31, 2023. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 0.90% at March 31, 2024, 0.89% at December 31, 2023, and 0.95% at March 31, 2023.
Deposits totaled $62.2 billion at March 31, 2024, an increase of $6.9 billion from $55.3 billion at December 31, 2023, and an increase of $14.6 billion from $47.6 billion at March 31, 2023. By deposit type, the increase from the prior quarter is attributable to increases of $3.9 billion from non-interest bearing demand deposits, $1.4 billion from savings and money market deposits, $1.0 billion from interest-bearing demand deposits, and $564 million from certificates of deposits. From March 31, 2023, interest-bearing demand deposits increased $6.2 billion, certificates of deposit increased $4.1 billion, savings and money market deposits increased $2.3 billion, and non-interest bearing demand deposits increased $1.9 billion. Non-interest bearing deposits were $18.4 billion at March 31, 2024, compared to $14.5 billion at December 31, 2023, and $16.5 billion at March 31, 2023.
The table below shows the Company's deposit types as a percentage of total deposits:

	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023
Non-interest bearing	29.6%	26.2%	34.6%
Savings and money market	26.0	26.7	29.1
Interest-bearing demand	27.3	28.8	22.5
Certificates of deposit	17.1	18.3	13.8
The Company’s ratio of HFI loans to deposits was 81.5% at March 31, 2024, compared to 90.9% at December 31, 2023, and 97.6% at March 31, 2023.
Borrowings were $6.2 billion at March 31, 2024, $7.2 billion at December 31, 2023, and $15.9 billion at March 31, 2023. Borrowings decreased $1.0 billion from December 31, 2023, primarily due to a decrease in short-term borrowings. The decrease in borrowings from March 31, 2023 is due primarily to a decrease in short-term borrowings of $9.0 billion, combined with payoffs of the AmeriHome senior notes and credit linked notes, as part of the Company's balance sheet repositioning.
Qualifying debt totaled $896 million at March 31, 2024, compared to $895 million at December 31, 2023 and March 31, 2023.
Stockholders’ equity was $6.2 billion at March 31, 2024, compared to $6.1 billion at December 31, 2023 and $5.5 billion at March 31, 2023. The increase in stockholders’ equity from the prior quarter was due to net income, partially offset by unrealized fair value losses of $88 million on the Company's available-for-sale securities, which are recorded in other comprehensive loss, net of tax, and dividends to shareholders. Cash dividends of $40.7 million ($0.37 per common share) and $3.2 million ($0.27 per depository share) were paid to shareholders during the first quarter 2024. The increase in stockholders' equity from March 31, 2023 is primarily a function of net income, partially offset by dividends to shareholders.
The Company's common equity tier 1 capital ratio was 11.0% at March 31, 2024, compared to 10.8% and 9.4% at December 31, 2023 and March 31, 2023, respectively. At March 31, 2024, tangible common equity, net of tax1, was 6.8% of tangible assets1 and total capital was 14.0% of risk-weighted assets. The Company’s tangible book value per share1 was $47.30 at March 31, 2024, an increase of 1.2% from $46.72 at December 31, 2023, and an increase of 13.8% from $41.56 at March 31, 2023. The increase in tangible book value per share from December 31, 2023 and March 31, 2023 is attributable to net income.
Total assets increased 8.6% to $77.0 billion at March 31, 2024 from $70.9 billion at December 31, 2023, and increased 8.4% from $71.0 billion at March 31, 2023. The increase in total assets from December 31, 2023 was primarily driven by an increase in investments and cash. The increase in total assets from March 31, 2023 was primarily driven by an increase in investments and HFI loans, partially offset by a decrease in HFS loans.
1     See reconciliation of Non-GAAP Financial Measures starting on page 18.

Asset Quality
Provision for credit losses totaled $15.2 million for the first quarter 2024, compared to $9.3 million for the fourth quarter 2023, and $19.4 million for the first quarter 2023. Net loan charge-offs in the first quarter 2024 were $9.8 million, or 0.08% of average loans (annualized), compared to $8.5 million, or 0.07%, in the fourth quarter 2023, and $6.0 million, or 0.05%, in the first quarter 2023.
Nonaccrual loans increased $126 million to $399 million during the quarter and increased $292 million from March 31, 2023. Loans past due 90 days and still accruing interest totaled $6 million at March 31, 2024, $42 million at December 31, 2023, and $1 million at March 31, 2023 (excluding government guaranteed loans of $349 million, $399 million, and $494 million, respectively). Loans past due 30-89 days and still accruing interest totaled $117 million at March 31, 2024, a decrease from $164 million at December 31, 2023, and an increase from $58 million at March 31, 2023 (excluding government guaranteed loans of $224 million, $279 million, and $281 million, respectively).
Repossessed assets totaled $8 million at March 31, 2024, flat from December 31, 2023, and a decrease of $3 million from March 31, 2023. Classified assets totaled $781 million at March 31, 2024, an increase of $108 million from $673 million at December 31, 2023, and an increase of $322 million from $459 million at March 31, 2023.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses2, a common regulatory measure of asset quality, was 12.0% at March 31, 2024, compared to 10.5% at December 31, 2023, and 7.8% at March 31, 2023.

1     See reconciliation of Non-GAAP Financial Measures starting on page 18.
2     The allowance for credit losses used in this ratio is calculated in accordance with regulatory capital rules.

Segment Highlights
The Company's reportable segments are aggregated with a focus on products and services offered and consist of three reportable segments:
–Commercial segment: provides commercial banking and treasury management products and services to small and middle-market businesses, specialized banking services to sophisticated commercial institutions and investors within niche industries, as well as financial services to the real estate industry.
–Consumer Related segment: offers both commercial banking services to enterprises in consumer-related sectors and consumer banking services, such as residential mortgage banking.
–Corporate & Other segment: consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Commercial and Consumer Related segments include loan and deposit growth, asset quality, and pre-tax income.
The Commercial segment reported an HFI loan balance of $29.6 billion at March 31, 2024, an increase of $506 million during the quarter, and an increase of $2.4 billion during the last twelve months. Loans held for sale totaled zero at March 31, 2024 and December 31, 2023, compared to $4.7 billion as of March 31, 2023 as the Company executed its balance sheet repositioning strategy. Deposits for the Commercial segment totaled $25.1 billion at March 31, 2024, an increase of $1.2 billion during the quarter, and an increase of $3.2 billion during the last twelve months.
Pre-tax income for the Commercial segment was $143.6 million for the three months ended March 31, 2024, a decrease of $24.8 million from the three months ended December 31, 2023, and a decrease of $15.8 million from the three months ended March 31, 2023.
The Consumer Related segment reported an HFI loan balance of $21.1 billion at March 31, 2024, a decrease of $103 million during the quarter, and an increase of $1.9 billion during the last twelve months. The Consumer Related segment also had loans held for sale of $1.8 billion at March 31, 2024, an increase of $439 million during the quarter, and a decrease of $449 million during the last twelve months. Deposits for the Consumer Related segment totaled $30.5 billion, an increase of $5.6 billion during the quarter, and an increase of $10.5 billion during the last twelve months.
Pre-tax income for the Consumer Related segment was $92.8 million for the three months ended March 31, 2024, an increase of $17.2 million from the three months ended December 31, 2023, and an increase of $36.0 million from the three months ended March 31, 2023.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its first quarter 2024 financial results at 12:00 p.m. ET on Friday, April 19, 2024. Participants may access the call by dialing 1-833-470-1428 and using access code 075340 or via live audio webcast using the website link https://events.q4inc.com/attendee/894297638. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET April 19th through 11:59 p.m. ET May 19th by dialing 1-866-813-9403, using access code 742981.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally such as the bank failures in 2023 and any related impact on depositor behavior; risks related to the sufficiency of liquidity; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $70 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, clients benefit from a full spectrum of tailored commercial banking solutions and consumer products, all delivered with outstanding service by industry experts who put customers first. Major accolades include being ranked as a top U.S. bank in 2023 by American Banker and Bank Director and receiving #1 rankings on Institutional Investor's All-America Executive Team Midcap 2023-2024 for Best CEO, Best CFO, Best Company Board of Directors and Best Investor Relations Team. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.
Contacts
Investors: Miles Pondelik, 602-346-7462
Email: MPondelik@westernalliancebank.com
Media: Stephanie Whitlow, 480-998-6547
Email: SWhitlow@westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	As of March 31,
	2024	2023	Change %
	(in millions)
Total assets	$76,989	$71,047	8.4%
Loans held for sale	1,841	7,022	(73.8)
HFI loans, net of deferred fees	50,700	46,435	9.2
Investment securities	16,092	9,105	76.7
Total deposits	62,228	47,587	30.8
Borrowings	6,221	15,853	(60.8)
Qualifying debt	896	895	0.1
Stockholders' equity	6,172	5,521	11.8
Tangible common equity, net of tax (1)	5,213	4,551	14.5
Common equity Tier 1 capital	5,787	5,159	12.2

Selected Income Statement Data:
	For the Three Months Ended March 31,
	2024	2023	Change %
	(in millions, except per share data)
Interest income	$1,055.0	$968.9	8.9%
Interest expense	456.1	359.0	27.0
Net interest income	598.9	609.9	(1.8)
Provision for credit losses	15.2	19.4	(21.6)
Net interest income after provision for credit losses	583.7	590.5	(1.2)
Non-interest income	129.9	(58.0)	NM
Non-interest expense	481.8	347.9	38.5
Income before income taxes	231.8	184.6	25.6
Income tax expense	54.4	42.4	28.3
Net income	177.4	142.2	24.8
Dividends on preferred stock	3.2	3.2	—
Net income available to common stockholders	$174.2	$139.0	25.3
Diluted earnings per common share	$1.60	$1.28	25.0

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended March 31,
	2024	2023	Change %
Diluted earnings per common share	$1.60	$1.28	25.0%
Book value per common share	53.33	47.72	11.8
Tangible book value per common share, net of tax (1)	47.30	41.56	13.8
Average common shares outstanding (in millions):
Basic	108.5	108.2	0.3
Diluted	109.0	108.3	0.6
Common shares outstanding	110.2	109.5	0.6

Selected Performance Ratios:
Return on average assets (2)	0.98%	0.81%	21.0%
Return on average tangible common equity (1, 2)	13.4	12.2	9.8
Net interest margin (2)	3.60	3.79	(5.0)
Efficiency ratio, adjusted for deposit costs (1)	57.3	55.1	4.0
HFI loan to deposit ratio	81.5	97.6	(16.5)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.08%	0.05%	60.0%
Nonaccrual loans to funded HFI loans	0.79	0.23	NM
Nonaccrual loans and repossessed assets to total assets	0.53	0.17	NM
Allowance for loan losses to funded HFI loans	0.67	0.66	1.5
Allowance for loan losses to nonaccrual HFI loans	85	286	(70.2)

Capital Ratios:
	Mar 31, 2024	Dec 31, 2023	Mar 31, 2023
Tangible common equity (1)	6.8%	7.3%	6.5%
Common Equity Tier 1 (3)	11.0	10.8	9.4
Tier 1 Leverage ratio (3)	8.5	8.6	7.8
Tier 1 Capital (3)	11.7	11.5	10.1
Total Capital (3)	14.0	13.7	12.1

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for March 31, 2024 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended March 31,
	2024	2023
	(dollars in millions, except per share data)
Interest income:
Loans	$871.9	$832.7
Investment securities	144.0	96.1
Other	39.1	40.1
Total interest income	1,055.0	968.9
Interest expense:
Deposits	380.6	231.6
Qualifying debt	9.5	9.3
Borrowings	66.0	118.1
Total interest expense	456.1	359.0
Net interest income	598.9	609.9
Provision for credit losses	15.2	19.4
Net interest income after provision for credit losses	583.7	590.5
Non-interest income:
Net loan servicing revenue	46.4	41.9
Net gain on loan origination and sale activities	45.3	31.4
Income from equity investments	17.1	1.4
Service charges and fees	9.9	9.5
Commercial banking related income	6.5	6.2
Fair value gain (loss) adjustments, net	0.3	(147.8)
(Loss) gain on recovery from credit guarantees	(0.5)	3.3
(Loss) gain on sales of investment securities	(0.9)	(12.5)
Other	5.8	8.6
Total non-interest income	129.9	(58.0)
Non-interest expenses:
Salaries and employee benefits	154.9	148.9
Deposit costs	137.0	86.9
Insurance	58.9	15.7
Data processing	36.0	26.4
Legal, professional, and directors' fees	30.1	23.1
Occupancy	17.5	16.5
Loan servicing expenses	15.0	13.8
Business development and marketing	5.5	5.2
Loan acquisition and origination expenses	4.8	4.4
Net (gain) loss on sales and valuations of repossessed and other assets	(0.4)	—
Gain on extinguishment of debt	—	(12.7)
Other	22.5	19.7
Total non-interest expense	481.8	347.9
Income before income taxes	231.8	184.6
Income tax expense	54.4	42.4
Net income	177.4	142.2
Dividends on preferred stock	3.2	3.2
Net income available to common stockholders	$174.2	$139.0

Earnings per common share:
Diluted shares	109.0	108.3
Diluted earnings per share	$1.60	$1.28

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(in millions, except per share data)
Interest income:
Loans	$871.9	$859.0	$860.8	$857.2	$832.7
Investment securities	144.0	136.2	122.8	112.4	96.1
Other	39.1	43.8	43.0	31.2	40.1
Total interest income	1,055.0	1,039.0	1,026.6	1,000.8	968.9
Interest expense:
Deposits	380.6	343.7	316.2	251.1	231.6
Qualifying debt	9.5	9.6	9.5	9.5	9.3
Borrowings	66.0	94.0	113.9	189.9	118.1
Total interest expense	456.1	447.3	439.6	450.5	359.0
Net interest income	598.9	591.7	587.0	550.3	609.9
Provision for credit losses	15.2	9.3	12.1	21.8	19.4
Net interest income after provision for credit losses	583.7	582.4	574.9	528.5	590.5
Non-interest income:
Net loan servicing revenue	46.4	9.1	27.2	24.1	41.9
Net gain on loan origination and sale activities	45.3	47.8	52.0	62.3	31.4
Income from equity investments	17.1	13.1	0.5	0.7	1.4
Service charges and fees	9.9	22.7	23.3	20.8	9.5
Commercial banking related income	6.5	5.9	5.6	6.0	6.2
Fair value gain (loss) adjustments, net	0.3	1.3	17.8	12.7	(147.8)
(Loss) gain on recovery from credit guarantees	(0.5)	(2.7)	(4.0)	1.2	3.3
(Loss) gain on sales of investment securities	(0.9)	(14.8)	0.1	(13.6)	(12.5)
Other	5.8	8.1	6.7	4.8	8.6
Total non-interest income	129.9	90.5	129.2	119.0	(58.0)
Non-interest expenses:
Salaries and employee benefits	154.9	134.6	137.2	145.6	148.9
Deposit costs	137.0	131.0	127.8	91.0	86.9
Insurance	58.9	108.6	33.1	33.0	15.7
Data processing	36.0	33.1	33.9	28.6	26.4
Legal, professional, and directors' fees	30.1	29.4	28.3	26.4	23.1
Occupancy	17.5	16.9	16.8	15.4	16.5
Loan servicing expenses	15.0	14.7	11.9	18.4	13.8
Business development and marketing	5.5	6.7	4.9	5.0	5.2
Loan acquisition and origination expenses	4.8	4.8	5.6	5.6	4.4
Net (gain) loss on sales and valuations of repossessed and other assets	(0.4)	0.3	2.2	0.5	—
Gain on extinguishment of debt	—	(39.3)	—	(0.7)	(12.7)
Other	22.5	21.1	24.5	18.6	19.7
Total non-interest expense	481.8	461.9	426.2	387.4	347.9
Income before income taxes	231.8	211.0	277.9	260.1	184.6
Income tax expense	54.4	63.1	61.3	44.4	42.4
Net income	177.4	147.9	216.6	215.7	142.2
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$174.2	$144.7	$213.4	$212.5	$139.0

Earnings per common share:
Diluted shares	109.0	108.7	108.5	108.3	108.3
Diluted earnings per share	$1.60	$1.33	$1.97	$1.96	$1.28

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(in millions)
Assets:
Cash and due from banks	$3,550	$1,576	$3,497	$2,153	$3,639
Investment securities	16,092	12,712	11,204	10,131	9,105
Loans held for sale	1,841	1,402	1,766	3,156	7,022
Loans held for investment:
Commercial and industrial	19,749	19,103	18,344	16,657	15,503
Commercial real estate - non-owner occupied	9,637	9,650	9,810	9,913	9,617
Commercial real estate - owner occupied	1,859	1,810	1,771	1,805	1,809
Construction and land development	4,781	4,889	4,669	4,428	4,407
Residential real estate	14,624	14,778	14,779	15,000	15,024
Consumer	50	67	74	72	75
Loans HFI, net of deferred fees	50,700	50,297	49,447	47,875	46,435
Allowance for loan losses	(340)	(337)	(327)	(321)	(305)
Loans HFI, net of deferred fees and allowance	50,360	49,960	49,120	47,554	46,130
Mortgage servicing rights	1,178	1,124	1,233	1,007	910
Premises and equipment, net	344	339	327	315	293
Operating lease right-of-use asset	139	145	150	151	156
Other assets acquired through foreclosure, net	8	8	8	11	11
Bank owned life insurance	187	186	184	184	183
Goodwill and other intangibles, net	666	669	672	674	677
Other assets	2,624	2,741	2,730	2,824	2,921
Total assets	$76,989	$70,862	$70,891	$68,160	$71,047
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$18,399	$14,520	$17,991	$16,733	$16,465
Interest bearing:
Demand	16,965	15,916	12,843	12,646	10,719
Savings and money market	16,194	14,791	14,672	13,085	13,845
Certificates of deposit	10,670	10,106	8,781	8,577	6,558
Total deposits	62,228	55,333	54,287	51,041	47,587
Borrowings	6,221	7,230	8,745	9,567	15,853
Qualifying debt	896	895	890	888	895
Operating lease liability	172	179	180	179	184
Accrued interest payable and other liabilities	1,300	1,147	1,043	800	1,007
Total liabilities	70,817	64,784	65,145	62,475	65,526
Stockholders' Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,087	2,081	2,073	2,064	2,054
Retained earnings	4,348	4,215	4,111	3,937	3,764
Accumulated other comprehensive loss	(558)	(513)	(733)	(611)	(592)
Total stockholders' equity	6,172	6,078	5,746	5,685	5,521
Total liabilities and stockholders' equity	$76,989	$70,862	$70,891	$68,160	$71,047

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(in millions)
Allowance for loan losses
Balance, beginning of period	$336.7	$327.4	$321.1	$304.7	$309.7
Provision for credit losses (1)	13.4	17.8	14.3	23.8	1.0
Recoveries of loans previously charged-off:
Commercial and industrial	0.4	0.7	0.4	0.7	3.2
Commercial real estate - non-owner occupied	—	—	—	—	—
Commercial real estate - owner occupied	—	0.1	—	—	—
Construction and land development	—	—	—	—	—
Residential real estate	—	—	0.1	—	—
Consumer	—	—	—	0.1	—
Total recoveries	0.4	0.8	0.5	0.8	3.2
Loans charged-off:
Commercial and industrial	2.3	9.3	5.5	6.0	9.1
Commercial real estate - non-owner occupied	7.9	—	3.0	2.2	—
Commercial real estate - owner occupied	—	—	—	—	—
Construction and land development	—	—	—	—	—
Residential real estate	—	—	—	—	—
Consumer	—	—	—	—	0.1
Total loans charged-off	10.2	9.3	8.5	8.2	9.2
Net loan charge-offs	9.8	8.5	8.0	7.4	6.0
Balance, end of period	$340.3	$336.7	$327.4	$321.1	$304.7

Allowance for unfunded loan commitments
Balance, beginning of period	$31.6	$37.9	$41.1	$44.8	$47.0
Provision for (recovery of) credit losses (1)	1.5	(6.3)	(3.2)	(3.7)	(2.2)
Balance, end of period (2)	$33.1	$31.6	$37.9	$41.1	$44.8

Components of the allowance for credit losses on loans
Allowance for loan losses	$340.3	$336.7	$327.4	$321.1	$304.7
Allowance for unfunded loan commitments	33.1	31.6	37.9	41.1	44.8
Total allowance for credit losses on loans	$373.4	$368.3	$365.3	$362.2	$349.5

Net charge-offs to average loans - annualized	0.08%	0.07%	0.07%	0.06%	0.05%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.67%	0.67%	0.66%	0.67%	0.66%
Allowance for credit losses to funded HFI loans (3)	0.74	0.73	0.74	0.76	0.75
Allowance for loan losses to nonaccrual HFI loans	85	123	138	125	285
Allowance for credit losses to nonaccrual HFI loans	94	135	154	141	327
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. There was a $0.1 million provision release on AFS investment securities and a $0.4 million provision for credit losses on HTM investment securities for the three months ended March 31, 2024. The allowance for credit losses on AFS and HTM investment securities totaled $1.3 million and $8.2 million, respectively, as of March 31, 2024.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $14.2 million as of March 31, 2024 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$399	$273	$237	$256	$107
Nonaccrual loans to funded HFI loans	0.79%	0.54%	0.48%	0.53%	0.23%
Repossessed assets	$8	$8	$8	$11	$11
Nonaccrual loans and repossessed assets to total assets	0.53%	0.40%	0.35%	0.39%	0.17%

Loans Past Due
Loans past due 90 days, still accruing (1)	$6	$42	$—	$—	$1
Loans past due 90 days, still accruing to funded HFI loans	0.01%	0.08%	—%	—%	0.00%
Loans past due 30 to 89 days, still accruing (2)	$117	$164	$189	$121	$58
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.23%	0.33%	0.38%	0.25%	0.13%

Other credit quality metrics
Special mention loans	$394	$641	$668	$694	$320
Special mention loans to funded HFI loans	0.78%	1.27%	1.35%	1.45%	0.69%

Classified loans on accrual	$361	$379	$381	$324	$325
Classified loans on accrual to funded HFI loans	0.71%	0.75%	0.77%	0.68%	0.70%
Classified assets	$781	$673	$639	$604	$459
Classified assets to total assets	1.01%	0.95%	0.90%	0.89%	0.65%
(1)    Excludes government guaranteed residential mortgage loans of $349 million, $399 million, $439 million, $481 million, and $494 million as of each respective date in the table above.
(2)    Excludes government guaranteed residential mortgage loans of $224 million, $279 million, $261 million, $289 million, and $281 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	March 31, 2024			December 31, 2023
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans held for sale	$2,416	$39.1	6.51%	$1,830	$29.6	6.42%
Loans held for investment:
Commercial and industrial	18,745	345.7	7.48	18,530	343.2	7.40
CRE - non-owner occupied	9,468	185.1	7.87	9,715	188.7	7.71
CRE - owner occupied	1,808	26.8	6.06	1,786	26.0	5.88
Construction and land development	4,922	117.1	9.57	4,789	112.6	9.33
Residential real estate	14,722	157.0	4.29	14,758	157.6	4.24
Consumer	61	1.1	7.28	71	1.3	7.52
Total HFI loans (1), (2), (3)	49,726	832.8	6.77	49,649	829.4	6.65
Securities:
Securities - taxable	10,717	121.1	4.54	9,168	113.5	4.91
Securities - tax-exempt	2,205	22.9	5.24	2,106	22.7	5.35
Total securities (1)	12,922	144.0	4.66	11,274	136.2	4.99
Cash and other	2,953	39.1	5.33	2,572	43.8	6.75
Total interest earning assets	68,017	1,055.0	6.29	65,325	1,039.0	6.37
Non-interest earning assets
Cash and due from banks	285			287
Allowance for credit losses	(349)			(340)
Bank owned life insurance	186			185
Other assets	4,542			4,525
Total assets	$72,681			$69,982
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$16,348	$122.0	3.00%	$14,268	$104.6	2.91%
Savings and money market	15,247	129.9	3.43	14,595	119.1	3.24
Certificates of deposit	10,129	128.7	5.11	9,453	120.0	5.03
Total interest-bearing deposits	41,724	380.6	3.67	38,316	343.7	3.56
Short-term borrowings	3,715	53.8	5.82	5,492	79.4	5.74
Long-term debt	444	12.2	11.06	594	14.6	9.73
Qualifying debt	895	9.5	4.28	891	9.6	4.26
Total interest-bearing liabilities	46,778	456.1	3.92	45,293	447.3	3.92
Interest cost of funding earning assets			2.69			2.72
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	18,183			17,579
Other liabilities	1,536			1,330
Stockholders’ equity	6,184			5,780
Total liabilities and stockholders' equity	$72,681			$69,982
Net interest income and margin (4)		$598.9	3.60%		$591.7	3.65%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $9.6 million and $9.1 million for the three months ended March 31, 2024 and December 31, 2023, respectively.
(2)    Included in the yield computation are net loan fees of $33.0 million and $30.8 million for the three months ended March 31, 2024 and December 31, 2023, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	March 31, 2024			March 31, 2023
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans held for sale	$2,416	$39.1	6.51%	$2,153	$31.3	5.90%
Loans held for investment:
Commercial and industrial	18,745	345.7	7.48	20,481	368.2	7.35
CRE - non-owner-occupied	9,468	185.1	7.87	9,520	169.4	7.22
CRE - owner-occupied	1,808	26.8	6.06	1,809	24.6	5.62
Construction and land development	4,922	117.1	9.57	4,230	93.3	8.94
Residential real estate	14,722	157.0	4.29	15,839	144.7	3.71
Consumer	61	1.1	7.28	73	1.2	6.82
Total loans HFI (1), (2), (3)	49,726	832.8	6.77	51,952	801.4	6.28
Securities:
Securities - taxable	10,717	121.1	4.54	6,658	75.2	4.58
Securities - tax-exempt	2,205	22.9	5.24	2,117	20.9	5.00
Total securities (1)	12,922	144.0	4.66	8,775	96.1	4.68
Cash and other	2,953	39.1	5.33	3,331	40.1	4.88
Total interest earning assets	68,017	1,055.0	6.29	66,211	968.9	5.99
Non-interest earning assets
Cash and due from banks	285			265
Allowance for credit losses	(349)			(315)
Bank owned life insurance	186			182
Other assets	4,542			4,931
Total assets	$72,681			$71,274
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$16,348	$122.0	3.00%	$10,534	$68.2	2.63%
Savings and money market accounts	15,247	129.9	3.43	18,066	115.5	2.59
Certificates of deposit	10,129	128.7	5.11	5,520	47.9	3.52
Total interest-bearing deposits	41,724	380.6	3.67	34,120	231.6	2.75
Short-term borrowings	3,715	53.8	5.82	7,288	87.5	4.87
Long-term debt	444	12.2	11.06	1,275	30.6	9.73
Qualifying debt	895	9.5	4.28	893	9.3	4.24
Total interest-bearing liabilities	46,778	456.1	3.92	43,576	359.0	3.34
Interest cost of funding earning assets			2.69			2.20
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	18,183			20,521
Other liabilities	1,536			1,589
Stockholders’ equity	6,184			5,588
Total liabilities and stockholders' equity	$72,681			$71,274
Net interest income and margin (4)		$598.9	3.60%		$609.9	3.79%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $9.6 million and $8.8 million for the three months ended March 31, 2024 and 2023, respectively.
(2)    Included in the yield computation are net loan fees of $33.0 million and $35.6 million for the three months ended March 31, 2024 and 2023, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At March 31, 2024:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$19,890	$12	$—	$19,878
Loans HFS	1,841	—	1,841	—
Loans HFI, net of deferred fees and costs	50,700	29,642	21,058	—
Less: allowance for credit losses	(340)	(287)	(53)	—
Net loans HFI	50,360	29,355	21,005	—
Other assets acquired through foreclosure, net	8	8	—	—
Goodwill and other intangible assets, net	666	291	375	—
Other assets	4,224	414	1,961	1,849
Total assets	$76,989	$30,080	$25,182	$21,727
Liabilities:
Deposits	$62,228	$25,146	$30,481	$6,601
Borrowings and qualifying debt	7,117	9	21	7,087
Other liabilities	1,472	139	421	912
Total liabilities	70,817	25,294	30,923	14,600
Allocated equity:	6,172	2,590	1,814	1,768
Total liabilities and stockholders' equity	$76,989	$27,884	$32,737	$16,368
Excess funds provided (used)	—	(2,196)	7,555	(5,359)

No. of offices	56	45	8	3
No. of full-time equivalent employees	3,312	588	726	1,998

Income Statement:

Three Months Ended March 31, 2024:	(in millions)
Net interest income	$598.9	$288.8	$292.6	$17.5
Provision for (recovery of) credit losses	15.2	15.3	(0.4)	0.3
Net interest income after provision for credit losses	583.7	273.5	293.0	17.2
Non-interest income	129.9	26.1	95.7	8.1
Non-interest expense	481.8	156.0	295.9	29.9
Income (loss) before income taxes	231.8	143.6	92.8	(4.6)
Income tax expense (benefit)	54.4	33.7	21.8	(1.1)
Net income (loss)	$177.4	$109.9	$71.0	$(3.5)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At December 31, 2023:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$14,569	$13	$125	$14,431
Loans held for sale	1,402	—	1,402	—
Loans, net of deferred fees and costs	50,297	29,136	21,161	—
Less: allowance for credit losses	(337)	(284)	(53)	—
Total loans	49,960	28,852	21,108	—
Other assets acquired through foreclosure, net	8	8	—	—
Goodwill and other intangible assets, net	669	292	377	—
Other assets	4,254	390	1,826	2,038
Total assets	$70,862	$29,555	$24,838	$16,469
Liabilities:
Deposits	$55,333	$23,897	$24,925	$6,511
Borrowings and qualifying debt	8,125	7	402	7,716
Other liabilities	1,326	109	338	879
Total liabilities	64,784	24,013	25,665	15,106
Allocated equity:	6,078	2,555	1,790	1,733
Total liabilities and stockholders' equity	$70,862	$26,568	$27,455	$16,839
Excess funds provided (used)	—	(2,987)	2,617	370

No. of offices	57	46	8	3
No. of full-time equivalent employees	3,260	584	711	1,965

Income Statement:

Three Months Ended March 31, 2023:	(in millions)
Net interest income	$609.9	$389.4	$199.3	$21.2
Provision for (recovery of) credit losses	19.4	(2.7)	1.5	20.6
Net interest income (expense) after provision for credit losses	590.5	392.1	197.8	0.6
Non-interest income	(58.0)	(96.7)	51.0	(12.3)
Non-interest expense	347.9	136.0	192.0	19.9
Income (loss) before income taxes	184.6	159.4	56.8	(31.6)
Income tax expense (benefit)	42.4	38.5	12.8	(8.9)
Net income (loss)	$142.2	$120.9	$44.0	$(22.7)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(in millions)
Net interest income	$598.9	$591.7	$587.0	$550.3	$609.9
Total non-interest income	129.9	90.5	129.2	119.0	(58.0)
Net revenue	$728.8	$682.2	$716.2	$669.3	$551.9
Total non-interest expense	481.8	461.9	426.2	387.4	347.9
Pre-provision net revenue (1)	$247.0	$220.3	$290.0	$281.9	$204.0
Less:
Provision for credit losses	15.2	9.3	12.1	21.8	19.4
Income tax expense	54.4	63.1	61.3	44.4	42.4
Net income	$177.4	$147.9	$216.6	$215.7	$142.2

Pre-Provision Net Revenue, Excluding Notable Items	Three Months Ended
Mar 31, 2024
(in millions)
Pre-provision net revenue (1)	$247.0
Excluding notable items:
FDIC special assessment	17.6
Pre-provision net revenue, excluding notable items (1)	$264.6
Less:
Provision for credit losses	15.2
Income tax expense	54.4
FDIC special assessment	17.6
Net income	$177.4

Earnings per Share, Excluding Notable Items:	Three Months Ended
Mar 31, 2024
(in millions)
Net income available to common stockholders	$174.2
Excluding:
FDIC special assessment	17.6
Tax effect of notable items	(4.1)
Net income available to common stockholders, excluding notable items	$187.7
Diluted shares	109.0
Diluted earnings per share, excluding notable items (1)	$1.72

Return on Average Assets, Excluding Notable Items:	Three Months Ended
Mar 31, 2024
(in millions)
Net income	$177.4
Excluding:
FDIC special assessment	17.6
Tax effect of notable items	(4.1)
Net income, excluding notable items	$190.9
Divided by:
Average assets	$72,681
Return on average assets, excluding notable items (1)	1.06%

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
Efficiency Ratio (Tax Equivalent Basis) by Quarter:	(dollars in millions)
Total non-interest expense	$481.8	$461.9	$426.2	$387.4	$347.9
Less: Deposit costs	137.0	131.0	127.8	91.0	86.9
Total non-interest expense, excluding deposit costs	344.8	330.9	298.4	296.4	261.0
Divided by:
Total net interest income	598.9	591.7	587.0	550.3	609.9
Plus:
Tax equivalent interest adjustment	9.6	9.1	8.9	8.7	8.8
Total non-interest income	129.9	90.5	129.2	119.0	(58.0)
Less: Deposit costs	137.0	131.0	127.8	91.0	86.9
	$601.4	$560.3	$597.3	$587.0	$473.8
Efficiency ratio (2)	65.2%	66.8%	58.8%	57.1%	62.0%
Efficiency ratio, adjusted for deposit costs (2)	57.3%	59.1%	50.0%	50.5%	55.1%

	Three Months Ended
	Mar 31, 2024	Dec 31, 2023
Efficiency Ratio (Tax Equivalent Basis), Adjusted for Deposit Costs and Notable Items:	(dollars in millions)
Total non-interest expense, excluding deposit costs	$344.8	$330.9
Less: FDIC special assessment	17.6	66.3
Total non-interest expense, excluding deposit costs and notable items	327.2	264.6
Divided by:
Total net interest income	598.9	591.7
Plus:
Tax equivalent interest adjustment	9.6	9.1
Total non-interest income	129.9	90.5
Less: Deposit costs	137.0	131.0
	$601.4	$560.3
Efficiency ratio, adjusted for deposit costs and notable items (2)	54.4%	47.2%

Tangible Common Equity:
	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023
	(dollars and shares in millions)
Total stockholders' equity	$6,172	$6,078	$5,746	$5,685	$5,521
Less:
Goodwill and intangible assets	666	669	672	674	677
Preferred stock	295	295	295	295	295
Total tangible common equity	5,211	5,114	4,779	4,716	4,549
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible common equity, net of tax	$5,213	$5,116	$4,781	$4,718	$4,551
Total assets	$76,989	$70,862	$70,891	$68,160	$71,047
Less: goodwill and intangible assets, net	666	669	672	674	677
Tangible assets	76,323	70,193	70,219	67,486	70,370
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible assets, net of tax	$76,325	$70,195	$70,221	$67,488	$70,372
Tangible common equity ratio (3)	6.8%	7.3%	6.8%	7.0%	6.5%
Common shares outstanding	110.2	109.5	109.5	109.5	109.5
Tangible book value per share, net of tax (3)	$47.30	$46.72	$43.66	$43.09	$41.56

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Return on Average Tangible Common Equity, Excluding Notable Items:	Three Months Ended
Mar 31, 2024
(in millions)
Net income available to common shareholders, excluding notable items	$187.7
Divided by:
Average stockholders' equity	$6,184
Less:
Average goodwill and intangible assets	668
Average preferred stock	295
Average tangible common equity	$5,221
Return on average tangible common equity, excluding notable items (1)	14.5%

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.